UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

MSA SAFETY INCORPORATED

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, Pennsylvania	16066-5207 (ZIP Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 724-776-8600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Credit Agreement

On April 1, 2025, MSA Safety Incorporated (“MSA”), MSA UK Holdings Limited (“MSA UK”) and MSA Great Britain Holdings Limited (“MSA GB”), as borrowers, entered into a Fifth Amended and Restated Credit Agreement dated as of April 1, 2025 (the “Credit Agreement”) with various MSA subsidiaries, as guarantors, various financial institutions, as lenders, and PNC Bank, National Association, as administrative agent. See Item 2.03 below for a description of the Credit Agreement.

Amendment to Multi-Currency Note Purchase Agreement

On April 1, 2025, MSA entered into an amendment to its Third Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement dated as of July 1, 2021, as amended (the “Prudential Agreement”) with PGIM, Inc. and the noteholders party thereto in order to conform the covenants in the Prudential Agreement to changes made in similar covenants in the Credit Agreement.

Amendment to Master Note Facility

On April 1, 2025, MSA entered into an amendment to its Second Amended and Restated Master Note Facility dated as of July 1, 2021, as amended (the “NYL Agreement”) with NYL Investors LLC and the noteholders party thereto in order to conform the covenants in the NYL Agreement to changes made in similar covenants in the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 1, 2025, MSA, MSA UK, and MSA GB, as borrowers, and various MSA subsidiaries, as guarantors, entered into the Credit Agreement. The Credit Agreement amended and restated MSA’s existing Fourth Amended and Restated Credit Agreement dated as of May 24, 2021.

Under the Credit Agreement, funds may be borrowed on an unsecured, revolving credit basis in a maximum outstanding amount not to exceed $1.3 billion, all of which can be borrowed by MSA and of which up to the greater of $400 million or 15% of Consolidated Total Assets (as defined in the Prudential Agreement) can be borrowed by MSA UK and MSA GB. The Credit Agreement also includes a $100 million sublimit for letters of credit issued on behalf of MSA and a $125 million sublimit for swingline loans to MSA. The Credit Agreement also allows MSA to request increases in the aggregate commitments, and therefore the aggregate amount available for borrowing, up to an additional $500 million. Any such increase is subject to the further approval of MSA’s board of directors and to the existing lenders, new lenders, or some combination of both, agreeing in their sole discretion to increase the existing commitments or extend new commitments. The Credit Agreement has a term expiring on April 1, 2030.

Borrowings under the Credit Agreement may bear interest at a rate based upon any of a “Base Rate,” a “Term SOFR Rate,” a “Eurocurrency Rate” or a “Daily Simple RFR” plus an adder based upon MSA’s net leverage ratio (as defined in the Credit Agreement):

•

The “Base Rate” is calculated on a daily basis as the highest of a prime rate, an overnight bank funding rate plus 0.5% per annum, or the reserve-adjusted daily published Daily Simple SOFR plus 1%. The Base Rate cannot be less than zero. The adder ranges from zero to 0.750%.

•	The “Term SOFR Rate,” “Eurocurrency Rate” and “Daily Simple RFR” are calculated as provided in the Credit Agreement. The adder ranges from 0.875% to 1.750%.

Interest based upon the Base Rate or the Daily Simple RFR is payable quarterly on the first day of January, April, July and October. Interest based upon the Term SOFR Rate or the Eurocurrency Rate is payable on the last day of the selected interest period, unless that interest period exceeds three months, in which case it is also payable on the 90th day of the selected interest period.

The Credit Agreement contains customary representations and warranties, covenants and events of default substantially the same as the prior credit agreement. The Credit Agreement requires MSA to comply with specified financial covenants, including a requirement to maintain a minimum fixed charges coverage ratio of not less than 1.50 to 1.00 and a net leverage ratio not to exceed 3.50 to 1.00 (or not to exceed 4.00 to 1.00 during the three calendar quarters including, and following, certain specified acquisitions); in each case calculated on the basis of the trailing four fiscal quarters. The net leverage ratio is defined as consolidated indebtedness less unencumbered cash exceeding $20 million, divided by consolidated earnings before interest, taxes, amortization and depreciation. In addition, the Credit Agreement contains negative covenants limiting the ability of MSA and its subsidiaries to:

•	incur additional indebtedness or issue guarantees;

•	create or incur liens;

•	make loans and investments;

•	make acquisitions;

•	transfer or sell assets;

•	enter into transactions with affiliated parties;

•	make changes in its or its subsidiaries’ organizational documents that are materially adverse to the lenders; and

•	modify the nature of MSA’s or its subsidiaries’ business,

subject to certain exceptions and limitations, including carve-outs and baskets, set forth in the Credit Agreement. The Credit Agreement also contains certain customary events of default, including defaults triggered by a change of control or defaults on other debt. Under the Credit Agreement, a change in control occurs if a person or group of persons acting in concert acquires beneficial ownership of 50% or more of the outstanding voting stock of MSA.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1*	Fifth Amended and Restated Credit Agreement dated as of April 1, 2025 by and among the Company, the other Borrowers party thereto, various Company subsidiaries, as guarantors, various financial institutions, as lenders, and PNC Bank, National Association, as administrative agent.

10.2	Amendment No. 4 to Third Amended and Restated Multicurrency Note Purchase and Private Shelf Agreement, dated as of April 1, 2025, by and among the Company, various Company subsidiaries as guarantors, PGIM, Inc. and each of the noteholders party thereto.

10.3	Amendment No. 4 to Second Amended and Restated Master Note Facility, dated as of April 1, 2025, by and among the Company, various Company subsidiaries as guarantors, NYL Investors LLC and each of the noteholders party thereto.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	The exhibits and schedules to this agreement have been omitted. A copy of omitted exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSA SAFETY INCORPORATED (Registrant)

By	/s/ Richard W. Roda
Richard W. Roda
Vice President, Secretary and Chief Legal Officer

April 4, 2025